Exhibit 99.1

Forward Air Corporation Reports Diluted EPS up 14% and Net Income up 10% During First Quarter 2003

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 23, 2003--Forward Air Corporation (Nasdaq/NM:FWRD) today reported results for the first quarter ended March 31, 2003. The Company is a leading high-service-level contractor to the air cargo industry providing time-definite ground transportation services in the United States and Canada.
    Operating revenue for the quarter ended March 31, 2003 increased 7% to $56.6 million from $52.9 million for the same quarter in 2002. Income from operations increased 10% to $8.6 million, compared with $7.8 million in the prior-year quarter. As a percent of operating revenue, income from operations was 15.1% versus 14.7% in the same quarter last year. Net income increased 10% to $5.4 million compared with $4.9 million in the prior-year quarter. Diluted earnings per share for the first quarter of 2003 increased 14% to $0.25 compared with $0.22 in the prior-year quarter.
    Commenting on the Company's first quarter results, Bruce A. Campbell, President and Chief Operating Officer, said "We are pleased to report an increase in both revenue and earnings despite the challenges encountered during the first quarter including an uncertain economy and bad weather. Our people and our business model continue to deliver first-class results. We are aggressively executing our business plan. Our focus is on growing revenue profitably and enhancing the operating leverage of the airport-to-airport system."

    Review of Financial Results

    The Company will hold a conference call to discuss first quarter results on Thursday, April 24, 2003, at 9:00 a.m. EDT. Interested parties may participate in the call by dialing 888/789-0089.
Additionally, the call is being webcast and can be accessed at Forward Air's Internet site at www.forwardair.com.


                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                                                 Three months ended
                                               -----------------------
                                                  3/31/03     3/31/02
                                               ----------- -----------
Operating revenue                                 $56,646     $52,898

Operating expenses:
   Purchased transportation                        23,957      22,364
   Salaries, wages and employee benefits           12,998      11,956
   Operating leases                                 3,086       3,011
   Depreciation and amortization                    1,777       1,886
   Insurance and claims                             1,324       1,345
   Other operating expenses                         4,933       4,546
                                               ----------- -----------
                                                   48,075      45,108
                                               ----------- -----------
Income from operations                              8,571       7,790
Other income, net                                     125         108
                                               ----------- -----------
Pre-tax income                                      8,696       7,898
Income taxes                                        3,261       3,001
                                               ----------- -----------
Net income                                         $5,435      $4,897
                                               =========== ===========

Income per share:
   Basic                                            $0.26       $0.23
   Diluted                                          $0.25       $0.22

Weighted average shares outstanding:
   Basic                                           21,227      21,686
   Diluted                                         21,595      22,284


                        FORWARD AIR CORPORATION
                        Condensed Balance Sheet
                            (In thousands)

                                                3/31/03      12/31/02
                                               ----------- -----------
Assets:                                         Unaudited  Audited (a)
   Cash and short-term investments                $59,098     $53,916
   Other current assets                            36,269      34,858
   Property and equipment, net                     36,063      37,173
   Other assets                                    19,451      19,564
                                               ----------- -----------

Total assets                                     $150,881    $145,511
                                               =========== ===========

Liabilities and shareholders' equity:
   Current liabilities                            $17,950     $18,690
   Long-term obligations                            8,963       8,475
   Shareholders' equity                           123,968     118,346
                                               ----------- -----------

Total liabilities and shareholders' equity       $150,881    $145,511
                                               =========== ===========

    (a) Taken from audited financial statements, which are not presented in their entirety.


    Important Information

    This press release contains statements with respect to the Company's beliefs and expectations of the outcomes of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Written forward-looking statements may appear in documents filed with the Securities and Exchange Commission, in press releases and in reports to shareholders. Oral forward-looking statements may be made by the Company's executive officers and directors on behalf of the Company to the press, potential investors, securities analysts and others. The Private Securities Litigation Reform Act of 1995 contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. In connection with this safe harbor provision, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company in this press release. Without limitation, factors that might cause such a difference include economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, fears over the threat of, and actual occurrence of, war and terrorism, the Company's inability to maintain its historical growth rate because of a decreased volume of freight moving through the Company's network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of the Company's customers and their ability to pay for services rendered, the Company's ability to secure terminal facilities in desirable locations at reasonable rates, the inability of the Company's information systems to handle an increased volume of freight moving through its network, changes in fuel prices, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, and the availability and compensation of qualified independent owner-operators needed to serve the Company's transportation needs. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows, or results of operations. Forward-looking statements can be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," and similar expressions. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or to reflect the occurrence of unanticipated events.

    CONTACT: Forward Air Corporation
             Andrew C. Clarke, 423/636-7000
             www.forwardair.com